               UCFC Acceptance Corporation         EXHIBIT 20.3
       Home Equity Loan Pass-Through Certificates
                 Series 1997-A1 and 1997-A2

             Statement To Certificateholders

Distribution Date:  October 15, 1997

LOAN GROUP 1 PRINCIPAL BALANCE:                          344,468,759.97
TOTAL PRINCIPAL:                                           6,651,713.31
PREPAYMENTS:                                               6,064,682.22
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            3,394,256.34

LOAN GROUP 2 PRINCIPAL BALANCE:                          166,105,144.42
TOTAL PRINCIPAL:                                           2,540,509.75
PREPAYMENTS:                                               2,411,287.33
NET LIQUIDATION PROCEEDS:                                          0.00
TOTAL INTEREST:                                            1,422,878.47


SUBSTITUTION AMOUNTS GROUP 1:                                      0.00
LOAN PURCHASE PRICES GROUP 1:                                      0.00

SUBSTITUTION AMOUNTS GROUP 2:                                      0.00
LOAN PURCHASE PRICES GROUP 2:                                      0.00

RESERVE ACCOUNT BALANCE:                                  23,346,968.92

SPECIFIED RESERVE ACCOUNT REQUIREMENT:                    34,375,000.00

CUMULATIVE RESERVE ACCOUNT WITHDRAWALS
  AS OF THE CURRENT PAYMENT DATE:                                  0.00

SUBORDINATED AMOUNT AS OF THE CURRENT
  PAYMENT DATE:                                           93,500,000.00

GROUP 1 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00
GROUP 2 INSURED PAYMENT RELATING TO THE
  CURRENT PAYMENT DATE:                                            0.00

                                             TOTAL           TOTAL
                                             ACCRUED         DUE
                                             ----------      ----------
SERVICING FEES GROUP 1:                      146,300.19      119,140.49
SERVICING FEES GROUP 2:                       70,269.02       60,779.69

GUARANTEE FEES DUE GROUP 1:                                  938,112.87
GUARANTEE FEES DUE GROUP 2:                                  252,336.58

WEIGHTED AVERAGE COUPON RATE GROUP 1                           11.6003%
WEIGHTED AVERAGE COUPON RATE GROUP 2                           10.1245%

WEIGHTED AVERAGE REMAINING TERM GROUP 1                             234
WEIGHTED AVERAGE REMAINING TERM GROUP 2                             332

                         Page 10
                         (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To Certificateholders



Distribution Date:  October 15, 1997

GROUP 1 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 1 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

GROUP 2 REALIZED LOSSES FOR THE
  RELATED REMITTANCE PERIOD:                                    0.00
GROUP 2 CUMULATIVE REALIZED LOSSES
  AS OF THE CURRENT PAYMENT DATE:                               0.00

CLASS A-1 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.7875%

CLASS A-9 LIBOR RATE FOR THE RELATED ACCRUAL PERIOD:         5.8875%

-----------------------------------------------------------------------------------


DELINQUENT AND                                                              LOANS
FORECLOSURE LOAN             30 TO 59        60 TO 89       90 AND OVER     IN
INFORMATION                  DAYS            DAYS           DAYS            FORE-
                                                                            CLOSURE
-----------------------------------------------------------------------------------
PRINCIPAL BALANCE - GROUP 1  12,485,531.01   3,611,373.93    7,194,809.98     0.00
NUMBER OF LOANS                        283             80             123        0

PRINCIPAL BALANCE - GROUP 2   3,391,508.98   1,415,019.93    3,349,079.04     0.00
NUMBER OF LOANS                         54             19              42        0

AGGREGATE PRINCIPAL BALANCE  15,877,039.99   5,026,393.86   10,543,889.02     0.00
AGGREGATE NUMBER OF LOANS              337             99             165        0

Note: Quantity and Principal Balance of Foreclosures and Bankruptcies
      are Included in the Delinquency Figures.
-----------------------------------------------------------------------------------

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 1:                           56

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 1:                        2,707,451.87

LOANS IN BANKRUPTCY PROCEEDINGS-GROUP 2:                           12

PRINCIPAL BALANCE OF LOANS IN
  BANKRUPTCY PROCEEDINGS-GROUP 2:                          697,361.57

REO LOANS - GROUP 1:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 1:                        0.00

REO LOANS - GROUP 2:                                                0
PRINCIPAL BALANCE OF REO LOANS - GROUP 2:                        0.00

BOOK VALUE OF REO PROPERTY, IF AVAILABLE:                        0.00
REO PROCEEDS:                                                    0.00

REO PROPERTY MATTERS:              (SEE ATTACHMENTS IF ANY)

OTHER FORECLOSURE INFORMATION:     (SEE ATTACHMENTS IF ANY)

                                   (c) COPYRIGHT 1997 Bankers Trust Company

               UCFC Acceptance Corporation
       Home Equity Loan Pass-Through Certificates

                Series 1997-A1 and 1997-A2

            Statement To  Certificateholders



Distribution Date:  October 15, 1997


CLASS A-1 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-2 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-3 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-4 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-5 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-6 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-7 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-8 INTEREST SHORTFALL AMOUNT:                         0.00
CLASS A-9 INTEREST SHORTFALL AMOUNT:                         0.00

CLASS A-1 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-2 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-3 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-4 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-5 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-6 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-7 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-8 PRINCIPAL SHORTFALL AMOUNT:                        0.00
CLASS A-9 PRINCIPAL SHORTFALL AMOUNT:                        0.00



CLASS A-1 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-2 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-3 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-4 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-5 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-6 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-7 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-8 CARRY-FORWARD AMOUNT:                              0.00
CLASS A-9 CARRY-FORWARD AMOUNT:                              0.00


                              PAGE 12

                               (c) COPYRIGHT 1997 Bankers Trust Company